                                                                    EXHIBIT 99.1

Press Release

October 18, 2004
FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Chief Financial Officer (515) 222-2309

West Bancorporation, Inc. Announces Results for 3rd Quarter of 2004

West Des Moines, Iowa -- West Bancorporation, Inc. (Nasdaq: WTBA), parent company of West Bank and WB Capital Management Inc., d/b/a VMF Capital, reports net income for the third quarter of 2004 of $4,807,000, which is a 5.3 percent increase over the same period last year. Earnings per share were $.29 this quarter compared to $.27 for the same quarter last year. Total capital as a percentage of total assets was 8.4 percent as of September 30, 2004. For the third quarter of 2004, the return on average equity was 20.5 percent and the return on average assets was 1.8 percent.

For the first nine months of 2004, net income was $13,622,000, or $.81 per share, compared to $12,865,000 and $.76, respectively, for the same period last year. Year-to-date return on average equity was 19.5 percent and return on average assets was 1.8 percent.

Year-to-date net income exceeded last year primarily because of the increase in earning assets. Compared to a year ago, loans are up $98 million and the investment securities portfolio is $78 million higher. This growth has been funded by deposits, which have increased $158 million over last year. Most of the deposit growth has come from public unit certificates of deposit.

Year-to-date net interest margin has decreased 2 basis points from a year ago. Average loan and deposit rates are both lower than a year ago, but with changes in the mix of earning assets and interest bearing liabilities, the Company was able to maintain the net interest margin. During the third quarter of 2004 the net interest margin was 3.74%, which was 2 basis points lower than the second quarter of 2004. The increase in market rates has caused an increase in the rates offered on longer term certificates of deposit and the cost of short term borrowings.

Noninterest income was higher than last year due to investment advisory fees earned by VMF Capital. Those fees totaled $711,000 for the quarter and $1,900,000 year-to-date. VMF Capital was acquired in October of 2003 so there were no such fees for the comparable periods last year. In addition, the increase in the cash value of bank-owned life insurance (BOLI) was $244,000 higher than last year. The increase is due to the fact that BOLI was purchased during the year 2003 and has been outstanding for the entire year of 2004. Gains from the sale of real estate loans in the secondary market are $194,000 lower than last year due to a decrease in the volume of loans originated this year.


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Year-to-date noninterest expense was 38% higher than a year ago and 23% higher when comparing the third quarter of 2004 to the same period last year. The increase is primarily due to the increased operating expenses associated with the Iowa City banking offices acquired in July of 2003 and the two VMF Capital locations acquired in October of last year.

Loans as of September 30, 2004, totaled $677,752,000, up $97,617,000 from a year ago. This growth has been in the areas of commercial real estate, construction and commercial loans. Nonaccrual loans totaled $919,000 as of September 30, 2004, down from $1,816,000 at September 30, 2003. Loans past due 90 days and still accruing interest amounted to $132,000 at September 30, 2004 compared to $2,691,000 last year. Other real estate owned totaled $195,000 at September 30, 2004, down from $674,000 a year ago. The allowance for loan losses as a percentage of total loans was .91 percent as of September 30, 2004. This compares to 1.01 percent a year ago.

Deposits totaled $793,145,000 at September 30, 2004. This is an increase of $158,129,000 from last year at this time. The growth has been in checking accounts, money market accounts and time deposits $100,000 and over. The increase in the time deposit category has been mostly public unit deposits.

During the third quarter of 2004, the Company paid a 5% stock dividend in addition to its regular quarterly cash dividend. All per share numbers have been restated to reflect that stock dividend.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. West Bank has been serving the greater metropolitan Des Moines area for 111 years and the Iowa City area since July of 2003. West Bank focuses on lending and deposit services for consumers and small to medium sized businesses. VMF Capital, with offices in Cedar Rapids and Clive, Iowa, provides portfolio management services to individuals, retirement plans, corporations, foundations and endowments.


The information contained in this Press Release may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information
(unaudited)

                                                                                            SEPTEMBER 30,           SEPTEMBER 30,
CONSOLIDATED STATEMENTS OF CONDITION                                                             2004                    2003
                                                                                           ---------------         --------------
ASSETS
Cash and due from banks                                                                    $    28,819,898         $   15,263,321
Short-term investments                                                                          39,092,295             49,014,909
Securities                                                                                     354,821,552            276,727,360
Loans                                                                                          677,752,180            580,134,688
  Allowance for loan losses                                                                     (6,139,881)            (5,879,375)
                                                                                           ---------------         --------------
Loans, net                                                                                     671,612,299            574,255,313
Goodwill and other intangible assets                                                            16,644,392             14,940,535
Bank-owned life insurance                                                                       21,044,752             20,414,180
Other assets                                                                                    13,207,725             12,504,387
                                                                                           ---------------         --------------
  TOTAL ASSETS                                                                             $ 1,145,242,913         $  963,120,005
                                                                                           ===============         ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                                                                      $   179,312,400         $  150,467,680
  Interest-bearing
    Demand                                                                                      41,728,823             49,616,142
    Savings                                                                                    324,780,327            312,242,571
    Time                                                                                       247,323,805            122,689,489
                                                                                           ---------------         --------------
Total deposits                                                                                 793,145,355            635,015,882
Short-term borrowings                                                                          139,765,007            125,083,234
Long-term borrowings                                                                           101,966,545            108,445,736
Other liabilities                                                                               14,336,591              3,442,679
Stockholders'equity                                                                             96,029,415             91,132,474
                                                                                           ---------------         --------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $ 1,145,242,913         $  963,120,005
                                                                                           ===============         ==============



                                                                       PER COMMON SHARE (1)              MARKET INFORMATION (1)(2)
                                                                   Net Income     Dividends                High             Low
                                                                   ----------     ---------               ------           ------
2004
1st quarter                                                         $ 0.25         $0.152                 $17.14           $15.40
2nd quarter                                                           0.27          0.152                  17.14            13.93
3rd quarter                                                           0.29          0.160                  17.54            14.76

2003
1st quarter                                                           0.24          0.152                  16.70            13.67
2nd quarter                                                           0.25          0.152                  18.68            15.02
3rd quarter                                                           0.27          0.152                  17.92            15.77
4th quarter                                                           0.26          0.152                  17.66            16.24


(1) In July 2004, the Company's Board of Directors authorized a 5% stock dividend. Per share numbers in this report have been adjusted for that stock dividend.

(2) The prices shown are the high and low sale prices for the Company's common stock, which trades on the NASDAQ National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.

(3) Minor reclassifications were made to certain 2003 categories to conform to the 2004 presentation.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (continued)
(unaudited)

                                                                    THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                         SEPTEMBER 30,
CONSOLIDATED STATEMENTS OF OPERATION (3)                            2004            2003                2004               2003
                                                                -----------     -----------        ------------       ------------
INTEREST INCOME
Loans                                                           $ 9,457,232     $ 8,636,379        $ 27,036,739       $ 24,005,693
Securities                                                        2,931,536       2,563,926           8,056,948          7,089,605
Other                                                               183,265         124,779             550,411            943,459
                                                                -----------     -----------        ------------       ------------
  Total interest income                                          12,572,033      11,325,084          35,644,098         32,038,757
                                                                -----------     -----------        ------------       ------------

INTEREST EXPENSE
Deposits                                                          1,844,293       1,341,247           4,754,006          4,405,059
Short-term borrowings                                               399,939         321,609             815,508          1,213,317
Long-term borrowings                                              1,309,291       1,154,703           3,899,908          2,578,650
                                                                -----------     -----------        ------------       ------------
  Total interest expense                                          3,553,523       2,817,559           9,469,422          8,197,026
                                                                -----------     -----------        ------------       ------------

NET INTEREST INCOME                                               9,018,510       8,507,525          26,174,676         23,841,731
Provision for loan losses                                           325,000         250,000             775,000            625,000
                                                                -----------     -----------        ------------       ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES               8,693,510       8,257,525          25,399,676         23,216,731
                                                                -----------     -----------        ------------       ------------

NONINTEREST INCOME
Service charges on deposit accounts                               1,339,223       1,305,158           3,759,792          3,663,375
Trust services                                                      157,000         132,000             415,500            386,000
Investment advisory fees                                            711,166               -           1,900,187                  -
Increase in cash value of bank-owned life insurance                 213,072         222,833             658,037            414,180
Net realized gains from sales of securities
  held for sale                                                       1,975        (48,626)             244,981            146,981
Other income                                                        334,959         545,651           1,042,483          1,189,935
                                                                -----------     -----------        ------------       ------------
  Total noninterest income                                        2,757,395       2,157,016           8,020,980          5,800,471
                                                                -----------     -----------        ------------       ------------

NONINTEREST EXPENSE
Salaries and employee benefits                                    2,408,132       1,954,613           7,297,535          5,360,055
Occupancy expense                                                   494,033         378,899           1,499,206          1,102,022
Data processing expense                                             338,189         283,133           1,027,348            775,307
Other expense                                                       918,084         776,662           2,880,750          1,940,197
                                                                -----------     -----------        ------------       ------------
  Total noninterest expense                                       4,158,438       3,393,307          12,704,839          9,177,581
                                                                -----------     -----------        ------------       ------------

Income before income taxes                                        7,292,467       7,021,234          20,715,817         19,839,621
Income taxes                                                      2,485,641       2,457,389           7,093,924          6,974,350
                                                                -----------     -----------        ------------       ------------
NET INCOME                                                      $ 4,806,826     $ 4,563,845        $ 13,621,893       $ 12,865,271
                                                                ===========     ===========        ============       ============

PERFORMANCE HIGHLIGHTS
Return on average equity                                             20.50%          20.48%              19.46%             19.63%
Return on average assets                                              1.79%           1.88%               1.78%              1.90%
Net interest margin                                                   3.74%           3.86%               3.79%              3.81%
Efficiency ratio                                                     34.38%          31.03%              36.49%             30.40%



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